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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sally Beauty Holdings, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 333-142583 and 333-138830) of Sally Beauty Holdings, Inc. of our reports dated November 28, 2007, with respect to the consolidated balance sheets of Sally Beauty Holdings, Inc. (prior to November 16, 2006, Sally Holdings, Inc.) and subsidiaries as of September 30, 2007 and 2006, and the related consolidated statements of earnings, cash flows and stockholders' (deficit) equity for each of the years in the three-year period ended September 30, 2007, and the effectiveness of internal control over financial reporting as of September 30, 2007, which reports appear in the September 30, 2007 Annual Report on Form 10-K of Sally Beauty Holdings, Inc. Our report refers to the adoption of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment in fiscal year 2006.

KPMG LLP
Dallas, Texas
November 28, 2007

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm